Exhibit 10.2

Execution Version

FOURTEENTH AMENDMENT AND WAIVER TO

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

THIS FOURTEENTH AMENDMENT AND WAIVER TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of May 24, 2024 (the “Fourteenth Amendment Effective Date”), is entered into by and among QUANTUM CORPORATION, a Delaware corporation (“Quantum”), QUANTUM LTO HOLDINGS, LLC, a Delaware limited liability company (“Quantum LTO”, and together with Quantum and each other Person joined to the Credit Agreement as a borrower from time to time, collectively, the “Borrowers”, and each, a “Borrower”), SQUARE BOX SYSTEMS LIMITED, a company incorporated in England and Wales (registered number 03819556) (“Square Box”, and together with each other Person joined to the Credit Agreement as a guarantor from time to time, collectively, the “Guarantors”, and each, a “Guarantor”, and together with the Borrowers, collectively, the “Loan Parties”, and each, a “Loan Party”), the financial institutions which are now or which hereafter become a party to the Credit Agreement as lenders (collectively, the “Lenders”, and each, a “Lender”), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”).

RECITALS

A. Agent, the Lenders and certain of the Loan Parties are parties to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018, as amended by the First Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of April 3, 2020, the Second Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of April 11, 2020, the Third Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of June 16, 2020, the Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of December 10, 2020, the Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of February 5, 2021, the Sixth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of August 5, 2021, the Seventh Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2021, the Eighth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of March 15, 2022, the Ninth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of April 25, 2022, the Tenth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of June 1, 2023, the Eleventh Amendment and Waiver to Amended and Restated Revolving Credit and Security Agreement, dated as of February 14, 2024, the Twelfth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of March 22, 2024, and the Thirteenth Amendment and Waiver to Amended and Restated Revolving Credit and Security Agreement, dated as of May 15, 2024 (as amended hereby and as the same may be further amended, modified, supplemented, renewed, restated or replaced from time to time, the “Credit Agreement”), pursuant to which the Lenders have made and may hereafter make certain loans and have provided and may hereafter provide certain financial accommodations to the Borrowers.

B. The Borrowers have advised Agent and the Lenders that they may not be in compliance with the financial covenant set forth in Section 6.5(c) of the Credit Agreement (the “Specified Financial Covenant”) for the four (4) fiscal quarter period ended March 31, 2024 (the “Specified Period”);

C. The Borrowers have requested that Agent and the Lenders agree to (i) provide the Specified Waivers (as defined herein) and (ii) amend certain provisions of the Credit Agreement as set forth herein, and Agent and the Required Lenders have agreed to provide such waivers and make such amendments, in each case, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions.

(a) Interpretation. Capitalized terms used herein and not defined shall have the meanings given to such terms in the Credit Agreement.

(b) New Definitions. The following defined terms are hereby added to Section 1.2 of the Credit Agreement in their proper alphabetical order:

“Fourteenth Amendment” shall mean the Fourteenth Amendment and Waiver to Amended and Restated Revolving Credit and Security Agreement, dated as of the Fourteenth Amendment Effective Date, by and among Agent, Lenders and the Loan Parties.

“Fourteenth Amendment Effective Date” shall have the meaning given to such term in the Fourteenth Amendment.

2. Waivers.

(a) Pursuant to the request of the Loan Parties and subject to the limitations set forth in Section 4 hereof and satisfaction of the conditions set forth in Section 5 hereof and in reliance on the representations and warranties set forth in Section 6 hereof and otherwise herein, effective as of March 31, 2024 (the “Waiver Effective Date”), notwithstanding anything to the contrary in the Credit Agreement or any Other Document:

(i) for the purposes of (A) the first proviso in Section 1.1 (Accounting Terms) of the Credit Agreement, (B) Section 6.9 (Standards of Financial Statements) of the Credit Agreement, (C) Section 9.7 (Annual Financial Statements) of the Credit Agreement, (D) Section 9.8 (Quarterly Financial Statements) of the Credit Agreement, and (E) Section 9.9 (Monthly Financial Statements) of the Credit Agreement, any requirement in the Credit Agreement or any Other Document that: (x) accounting terms used for the purposes of determining compliance with financial covenants be defined in accordance with GAAP or (y) financial statements of Quantum and/or its Subsidiaries be prepared in accordance with GAAP;

(ii) for the purposes of Section 6.3 (Books and Records) of the Credit Agreement, any requirement that books and records of Quantum and/or its Subsidiaries be maintained in accordance with GAAP;

(iii) any requirement under the Credit Agreement or any Other Document that any Loan Party, any Chief Financial Officer, Treasurer or Controller or other officer of Quantum, or any accountant or auditor of Quantum (including in any opinions or reports provided by any such accountant or auditor) make any certification, representation or warranty with respect to any of the foregoing (including pursuant to a Compliance Certificate) (such certifications, representations and warranties, collectively, “Specified GAAP Representations” and the foregoing requirements set forth in this clause (iii), together with the requirements set forth in the above clauses (i) and (ii), collectively, the “Specified GAAP Requirement”);

(iv) any requirement under the Credit Agreement or any Other Document that any Loan Party, any Chief Financial Officer, Treasurer or Controller or other officer of Quantum, or any accountant or auditor (including in any opinions or reports provided by any accountants or auditors) make any certification, representation or warranty that the Specified Restated Financial Information (as such term is defined in paragraph (C) below) fairly present in all material respects the financial condition or operating condition of Quantum and its Subsidiaries (the “Specified Historical Financial Condition Representations”); and

(v) any actual or potential Default or Event of Default under the Credit Agreement or any Other Document (including under Sections 10.2 or 10.11 of the Credit Agreement resulting from an “Event of Default” arising under and defined in the Term Loan Agreement) solely as a result of the Specified GAAP Requirement or the failure to comply therewith, or any Specified GAAP Representations or Specified Historical Financial Condition Representations proving to have been incorrect or misleading in any material respect on the date when made or deemed to have been made (including under the Credit Agreement, any Other Document or in any other agreement, documents, certificate or financial or other statement);

in each case, the foregoing are hereby waived by the Required Lenders solely to the extent of and with respect to the financial reporting matters disclosed to the Lenders prior to the Fourteenth Amendment Effective Date; provided that:

(A) such waivers shall only be effective with and shall only apply with respect to, the financial statements of Quantum and its Subsidiaries for the fiscal quarter and the fiscal month ended March 31, 2024 (and the related Compliance Certificate with respect to such fiscal quarter end and such fiscal month end), and all accounting terms contained in such financial statements or Compliance Certificate (collectively, the “Specified Financial Information”); provided further that, (x) solely for purposes of Section 9.9 (Monthly Financial Statements) of the Credit Agreement, such foregoing waivers shall also apply to the monthly financial statements of Quantum and its Subsidiaries for the fiscal months ended April 30, 2024 and May 31, 2024, and (y) solely for purposes of Section 6.3 (Books and Records) of the Credit Agreement, such foregoing waivers shall also apply to the Loan Parties’ books and records for the fiscal months ended May 31, 2024 and June 30, 2024;

(B) such waivers shall be effective solely so long as, and the applicable requirements in the Credit Agreement and the Other Documents shall instead be that, in lieu of the Specified GAAP Requirement (including with respect to the Specified Financial Information): (x) the accounting terms used for the purposes of determining compliance with financial covenants be defined in accordance with Quantum’s historical accounting practices, (y) the financial statements of Quantum and its Subsidiaries be prepared in accordance with Quantum’s historical accounting practices, and (z) the books and records of Quantum and its Subsidiaries be maintained in accordance with Quantum’s historical accounting practices (and that any applicable Compliance Certificate shall only be required to certify to the applicable foregoing historical account practices standard); and

(C) with respect to clause (v) above, such waivers shall only be effective with respect to and shall only apply with respect to, the financial statements of Quantum and its Subsidiaries for the fiscal years ended March 31, 2021, March 31, 2022 and March 31, 2023 (and for any fiscal quarters or fiscal months ended during such fiscal years or during the fiscal year ended March 31, 2024) (and the related Compliance Certificate with respect to each such fiscal year, fiscal quarter and fiscal month end, as applicable), and all accounting terms contained in such financial statements or Compliance Certificates, in each case, in the event of any update, restatement or amendment after the Waiver Effective Date of any of the financial statements referred to in this clause (C) or of any other financial statements that include the periods referred to in this clause (C) (collectively, the “Specified Restated Financial Information”),

the foregoing limited waivers set forth in this Section 2(a), the “Specified Financial Information Waivers”.

(b) Pursuant to the request of the Loan Parties and subject to the limitations set forth in Section 4 hereof and satisfaction of the conditions set forth in Section 5 hereof and in reliance on the representations and warranties set forth in Section 6 hereof and otherwise herein, effective as of the Waiver Effective Date, notwithstanding anything to the contrary in the Credit Agreement or any Other Document:

(i) any Event of Default under Section 10.5(a) of the Credit Agreement arising from the failure of the Loan Parties to comply with the Specified Financial Covenant for the Specified Period;

(ii) any Event of Default under Section 10.11 of the Credit Agreement resulting from an “Event of Default” arising under and as such term is defined in the Term Loan Agreement as a result of the failure to comply with the Specified Financial Covenant for the Specified Period;

(iii) any Event of Default under Section 10.5(b) of the Credit Agreement arising from the failure of the Loan Parties to provide notice of any of the foregoing Events of Default to the Agent and/or the Lenders (including pursuant to Section 9.5(a) of the Credit Agreement);

(iv) any requirement under the Credit Agreement or any Other Document that any Loan Party or the Chief Financial Officer, Treasurer, Controller or other officer of any Loan Party make any certification or representation with respect to any of the foregoing (including pursuant to a Compliance Certificate); and

(v) any Event of Default under Section 10.2 of the Credit Agreement arising from any Specified GAAP Representations or Specified Historical Financial Condition Representations proving to have been incorrect or misleading in any material respect when made or deemed to have been made (including under the Credit Agreement, any Other Document or in any other agreement, documents, certificate or financial or other statement), in each case, the foregoing are hereby waived by the Required Lenders (the foregoing limited waivers set forth in this Section 2(b), the “Specified Financial Covenant Waivers” and, together with the Specified Financial Information Waivers, the “Specified Waivers”.

3. Amendments to Credit Agreement. Subject to the limitations set forth in Section 4 hereof and satisfaction of the conditions set forth in Section 5 hereof and in reliance on the representations and warranties set forth in Section 6 hereof and otherwise herein, effective as of the Waiver Effective Date:

(a) Section 6.5 of the Credit Agreement is hereby amended by deleting clause (c) thereof in its entirety and replacing it with the following:

(c) Total Net Leverage Ratio. Maintain as of the end of each fiscal quarter set forth below, a Total Net Leverage Ratio for Quantum and its Subsidiaries, on a consolidated basis, of not greater than the ratio set forth below for each four (4) consecutive fiscal quarter period then ended set forth below and tested by reference to the financial statements with respect to such fiscal quarter delivered (or required to be delivered) to Agent pursuant to Section 9.8 hereof:

Fiscal Quarter Ending	Maximum Total Net Leverage Ratio
June 30, 2022	6.00:1.00
September 30, 2022	6.75:1.00
December 31, 2022	6.00:1.00
March 31, 2023	4.75:1.00
June 30, 2023	5.75:1.00
September 30, 2023	6.00:1.00
December 31, 2023	Not Tested
March 31, 2024	Not Tested
June 30, 2024	4.50:1.00
September 30, 2024	4.25:1.00
December 31, 2024	3.75:1.00
March 31, 2025 and each fiscal quarter ending thereafter	3.00:1.00

(b) Section 6.5 of the Credit Agreement is hereby amended by deleting clause (e) thereof in its entirety and replacing it with the following:

(e) Minimum Liquidity. Not permit Liquidity (calculated as of each day, commencing with the Tenth Amendment Effective Date) to be less than the following (in each case for any period of more than three (3) consecutive Business Days): (i) for the period from the Tenth Amendment Effective Date through and including the date that is immediately prior to the Fourteenth Amendment Effective Date, $15,000,000, (ii) for the period from the Fourteenth Amendment Effective Date through and including May 31, 2024, $10,000,000, (iii) for the period from June 1, 2024 through and including June 16, 2024, $12,500,000, (iv) for the period from June 17, 2024 through and including March 31, 2025, $15,000,000, (v) for the period from April 1, 2025 through and including September 30, 2025, $20,000,000, and (vi) from and after October 1, 2025, $25,000,000; provided that, solely for purposes of determining compliance with this Section 6.5(e), the cash and Cash Equivalents described in clause (a) of the definition of “Qualified Cash” shall not be included in the calculation of Liquidity.

(c) Section 9.7 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

9.7. Annual Financial Statements. Furnish Agent within ninety (90) days after the end of each fiscal year, audited financial statements of Quantum and its Subsidiaries, on a consolidated basis and unaudited financial statements of Quantum and its Subsidiaries, on a consolidating basis (which shall consist of a balance sheet and statements of income, stockholders’ equity and cash flow), from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP in all material respects, and in reasonable detail and audited by independent certified public accountants reasonably acceptable to Agent (the “Accountants”) and, except (x) with respect to the audited financial statements for the fiscal year ended March 31, 2024 or (y) to the extent permitted by Section 1.1 hereof, certified without qualification; provided, that the foregoing is subject to the proviso set forth in Section 6.9 hereof. The reports described in this Section shall be accompanied by a Compliance Certificate.

4. Limitations to Waivers and Amendments to Credit Agreement; Additional Covenants.

(a) Agent’s and the Lenders’ agreements under Sections 2 and 3 hereof to waive certain of their rights and remedies under the Credit Agreement, the Other Documents and otherwise and to amend certain of the provisions of the Credit Agreement shall be limited precisely as written and shall not be deemed to (i) be an amendment or a waiver of any other actual or potential Default or Event of Default or any other term or condition of the Credit Agreement or any Other Documents or to prejudice any right or remedy which such persons may now have or may have in the future under or in connection with the Credit Agreement, the Other Documents or otherwise (including without limitation with respect to the requirement to comply with GAAP under the Credit Agreement and the Other Documents) other than with respect to the Specified Waivers, (ii) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or of any Other Documents, (iii) prejudice any right that Agent or the Lenders have or may have in the future under or in connection with the Credit Agreement or any Other Documents, (iv) create any obligation to forbear from taking any enforcement action, or to make any further extensions of credit except with respect to the Specified Waivers, (v) establish a custom or course of dealing among the Loan Parties, on the one hand, or Agent and/or any Lender, on the other hand, or (vi) be a consent to any future agreement or waiver.

(b) The Loan Parties agree to make substantial progress (as determined by the Agent in its sole discretion) by June 21, 2024 (or such later date as may be agreed by the Agent in its sole discretion) on certain business initiatives.

(c) The Loan Parties agree to make substantial progress (as determined by the Agent in its sole discretion) by June 28, 2024 (or such later date as may be agreed by the Agent in its sole discretion) on certain business initiatives.

(d) At any time Liquidity is below $15,000,000 during any week, the Borrowers shall furnish to Agent (i) commencing on the first Wednesday after the Fourteenth Amendment Effective Date and for each week thereafter, a calculation of Liquidity as of the last day of the preceding week in form and substance reasonably satisfactory to Agent and (ii) commencing on the third Wednesday after the Fourteenth Amendment Effective Date and every two weeks thereafter, an updated rolling 13-Week Cash Flow (as defined below) as of the last day of the preceding two-week period in form and substance reasonably satisfactory to Agent, which shall include a comparison against Liquidity and actual cash flows for any period contained in any prior 13-Week Cash Flow.

Failure to satisfy any of the foregoing items in Sections 4(b) through 4(d) above shall constitute an immediate Event of Default.

5. Conditions Precedent. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of each of the following conditions precedent:

(a) Agent shall have received this Amendment, duly authorized, executed and delivered by each Loan Party and the Required Lenders;

(b) as of the Fourteenth Amendment Effective Date, immediately after giving effect to this Amendment, the Specified Waivers and the Term Loan Amendment (as defined below), no Default or Event of Default shall have occurred and be continuing;

(c) as of the Fourteenth Amendment Effective Date, immediately after giving effect to this Amendment, the Specified Waivers and the Term Loan Amendment, the representations and warranties set forth in Section 6 hereof shall be true and correct in all material respects (without duplication of any materiality qualifier);

(d) the Agent shall have received, in form and substance satisfactory to Agent, a cash flow forecast of Quantum and its Subsidiaries created in consultation with Quantum’s advisors for the period beginning May 17, 2024 (the “13-Week Cash Flow”);

(e) Agent shall have received, in form and substance reasonably satisfactory to Agent, a waiver and amendment under the Term Loan Agreement (the “Term Loan Amendment”), duly authorized, executed and delivered by the Borrowers, the Guarantors, the Term Loan Agent and the Term Loan Lenders; and

(f) the Loan Parties shall have paid (or shall pay on the Fourteenth Amendment Effective Date): (i) the Fourteenth Amendment Fee (as hereinafter defined) and (ii) all costs, expenses and fees owed to Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment to the extent invoiced prior to the Fourteenth Amendment Effective Date.

Agent shall notify the Borrowers in writing of the effectiveness of this Amendment, which notice shall be conclusive and binding on all parties to the Credit Agreement. For the avoidance of doubt, it is understood and agreed that such written notification shall not be a condition to the effectiveness of this Amendment or the occurrence of the Waiver Effective Date or the Fourteenth Amendment Effective Date.

6. Representations and Warranties. In addition to the continuing representations and warranties heretofore or hereafter made by the Loan Parties to Agent and Lenders pursuant to the Credit Agreement and the Other Documents, each Loan Party hereby represents and warrants to Agent and each Lender as follows:

(a) each Loan Party has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder;

(b) this Amendment has been duly executed and delivered by each Loan Party;

(c) this Amendment constitutes the legal, valid and binding obligation of each Loan Party enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally;

(d) the execution, delivery and performance of this Amendment (i) are within each Loan Party’s corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, (iii) are not in contravention of law or the terms of such Loan Party’s Organizational Documents or to the conduct of such Loan Party’s business or any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, including without limitation the Term Loan Documents, (iv) will not conflict with or violate any material provisions of any law or regulation, or any judgment, order or decree of any Governmental Body, (v) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except (x) any Consents of any party to a Material Contract or any other Person (other than a Governmental Body) with respect to which the failure to obtain could not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect, (y) any immaterial Consents of any Governmental Body, or (z) those Consents set forth on Schedule 5.1 to the Credit Agreement, all of which will have been duly obtained, made or complied with prior to the Fourteenth Amendment Effective Date and which are in full force and effect on the Fourteenth Amendment Effective Date, and (vi) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any material agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound, including without limitation any of the Term Loan Documents;

(e) each Loan Party is duly formed or incorporated, as applicable, and in good standing under the laws of the state of its incorporation or formation, as applicable, and is good standing in such state and is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect;

(f) each of the representations and warranties made by any Loan Party in the Credit Agreement and the Other Documents, after giving effect to this Amendment and the Term Loan Amendment, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are qualified or modified by materiality in the text thereof) as if made on the Fourteenth Amendment Effective Date and after giving effect to this Amendment and the Term Loan Amendment and the transactions contemplated hereby and thereby, except to the extent that any such representation or warranty is made as of an earlier and/or specified date, in which case such representation or warranty shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are qualified or modified by materiality in the text thereof) as of such earlier or specified date; and

(g) on the Fourteenth Amendment Effective Date, after giving effect to this Amendment, the Specified Waivers and all necessary waivers and amendments granted pursuant to the Term Loan Amendment, no Default or Event of Default exists or has occurred and is continuing.

7. Reservation of Rights and Retesting of Covenants. The Loan Parties each acknowledge and confirm that, after Quantum and its Subsidiaries finalize (and, if needed, update) all their financial statements that are updated, restated or otherwise amended in accordance with the fiscal reporting period ended March 31, 2024 (“FY2024”) (and with respect to Section 9.9 (Monthly Financial Statements) of the Credit Agreement, the monthly financial statements for the fiscal months ended April 30, 2024 and May 31, 2024, respectively) and submitted or filed with the SEC or otherwise in accordance with relevant applicable law for each applicable period, Agent and Lenders reserve all rights to (1) review and confirm all financial reporting under the Credit Agreement that is subject of this Amendment to be in conformance with GAAP in all material respects and in compliance with the applicable requirements of the Credit Agreement for FY2024 and the fiscal months ended April 30, 2024 and May 31, 2024, respectively and (2) retest all financial covenants under the Credit Agreement (as amended hereby) with respect to FY2024 (and with respect to Section 9.9 (Monthly Financial Statements) of the Credit Agreement, the monthly financial statements for the fiscal months ended April 30, 2024 and May 31, 2024, respectively and as applicable). Notwithstanding anything to the contrary, except with respect to the Specified Financial Covenant for the Specified Period or as otherwise expressly amended pursuant hereto: (x) any breach, Default or Event of Default that occurs upon any of the foregoing review or testing of the waived financial reporting or financial covenants shall be deemed to have occurred when the testing was originally required (or financial reporting required to be delivered) under the Credit Agreement and Other Documents (in each case, as amended hereby) and (y) none of the financial covenant testing in Section 6.5 of the Credit Agreement (as amended hereby) or elsewhere in the Credit Agreement or Other Documents (in each case, as amended hereby) shall be amended or adjusted by this Amendment or by any updates, amendments or adjustments to the company’s financial reporting in connection with this Amendment.

8. Delivery of Financial Model; Subsequent Amendment to Credit Agreement. Notwithstanding anything to the contrary set forth in the Credit Agreement or any of the Other Documents: (x) on or before June 21, 2024 (or such later date as Agent may agree in its sole discretion), Borrowers shall deliver to Agent, in a form and level of detail substantially consistent with the financial models previously delivered to the Agent in connection with the Credit Agreement (or otherwise in a form and level of detail reasonably satisfactory to Agent), an updated financial model, and (y) on or before July 8, 2024 (or such later date as Agent may agree in its sole discretion), the Loan Parties, Agent and Lenders shall enter into an amendment to the Credit Agreement, in form and substance reasonably satisfactory to Agent and Lenders, providing for such modifications to the Credit Agreement as Agent shall require and as the Borrowers shall agree. The Loan Parties hereby acknowledge and agree that if the Loan Parties fail to comply with the covenants set forth in this Section 8, such failure shall constitute an additional and immediate Event of Default under Section 10.5(a) of the Credit Agreement and that Agent and the Lenders shall be entitled to exercise all of their rights and remedies under the Credit Agreement and the Other Documents in connection therewith (including, without limitation, the right to increase the Revolving Interest Rate to the Default Rate retroactive to December 31, 2023).

9. Amendment Fee. In consideration of the agreements set forth herein, Borrowers hereby agree to pay to Agent, for the benefit of the Lenders, an amendment fee in the amount of $400,000 (the “Fourteenth Amendment Fee”), which fee shall be fully earned, due and payable on and as of (and subject to the occurrence of) the Fourteenth Amendment Effective Date. Borrowers hereby agree that Agent may, in its sole discretion, charge Borrowers’ Account with the amount of the Fourteenth Amendment Fee in satisfaction thereof.

10. Costs and Expenses. Each Loan Party, jointly and severally, agrees to pay on demand all costs and expenses of Agent and the Lenders incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the other agreements, instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees, disbursements and other charges of counsel to each of Agent and the Lenders with respect thereto) in accordance with the Credit Agreement.

11. Reaffirmation.

(a) Each Loan Party hereby ratifies and reaffirms (i) all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each of the Other Documents to which it is a party, and (ii) its grant to Agent of a security interest in the Collateral under the Credit Agreement and each of the Other Documents to which it is a party.

(b) Square Box hereby confirms for the benefit of the Secured Parties that all obligations owed by it pursuant to Article XVII of the Credit Agreement shall remain in full force and effect notwithstanding the waivers and modifications referred to in this Amendment.

12. Acknowledgments. To induce Agent and Lenders to enter into this Amendment, each Loan Party acknowledges that:

(a) as of the Fourteenth Amendment Effective Date, (i) Agent and Lenders have performed without default all obligations required of Agent and Lenders under the Credit Agreement and each of the Other Documents; and (ii) there are no disputes with or claims against Agent or Lenders, or any knowledge of any facts giving rise to any disputes or claims, related to the Credit Agreement or any of the Other Documents, including, without limitation, any disputes or claims or knowledge of facts giving rise thereto, that involve a breach or violation on the part of Agent or any Lender of the terms and conditions of the Credit Agreement or any of the Other Documents; and

(b) no Loan Party has any valid defense to the enforcement of its respective obligations set forth in the Credit Agreement, the Other Documents or this Amendment, as applicable, by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to Fourteenth Amendment Effective Date.

13. Release of Claims. In consideration of the Lenders’ and Agent’s agreements contained in this Amendment, each Loan Party hereby irrevocably releases and forever discharges the Lenders and Agent and their respective successors, permitted assigns, and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person relating to the Credit Agreement or Other Document prior to the Fourteenth Amendment Effective Date.

14. Governing Law. This Amendment and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the Laws of the State of New York.

15. Reference to Credit Agreement. Each of the Credit Agreement and the Other Documents, and any and all other agreements, documents or instruments nor or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as modified hereby, are hereby amended so that any reference therein to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as modified hereby. This Amendment shall constitute an Other Document under the Credit Agreement.

16. Effect of this Amendment. Except as expressly amended or waived pursuant hereto, no other changes, waivers or modifications to the Credit Agreement or any of the Other Documents are intended or implied, and in all other respects, the Credit Agreement and each of the Other Documents is hereby specifically ratified, restated and confirmed by all parties hereto as of the Fourteenth Amendment Effective Date. To the extent that any provision of the Credit Agreement or any of the Other Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

17. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted assigns.

18. Further Assurances. The Loan Parties shall execute and deliver such further documents and do such further acts and things as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

19. Counterparts; Electronic Signature. This Amendment may be executed in any number of separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a .pdf image) shall be deemed to be an original signature hereto and shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

20. Entire Understanding. This Amendment and the documents executed concurrently herewith contain the entire understanding between each Loan Party, Agent and each Lender and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.

21. Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

22. Captions. The captions at various places in this Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Amendment.

23. Jury Waiver. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AMENDMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:	QUANTUM CORPORATION

	By:	/s/ Lewis Moorehead
	Name:	Lewis Moorehead
	Title:	Vice President of Finance and Treasurer

QUANTUM LTO HOLDINGS, LLC

	By:	/s/ Lewis Moorehead
	Name:	Lewis Moorehead
	Title:	Vice President of Finance and Treasurer

GUARANTORS:	SQUARE BOX SYSTEMS LIMITED

	By:	/s/ Lewis Moorehead
	Name:	Lewis Moorehead
	Title:	Director

AGENT AND LENDERS:	PNC BANK, NATIONAL ASSOCIATION,
as Agent and Lender

	By:	/s/ Jeffrey Kessler
	Name:	Jeffrey Kessler
	Title:	Senior Vice President

[Fourteenth Amentment and Waiver to Amended and Restated Revolving Credit and Security Agreement]